Exhibit 99.1

Abeona Therapeutics® Acquires Phase 3-Ready APT-1011, Now ABO-801, and Enters Into Agreement for $30 Million Private Placement

- Adds a once-daily, oral therapy candidate for eosinophilic esophagitis with FDA Orphan Drug and Fast Track Designations –

– ABO-801 acquired for $20 million equity consideration at closing with no upfront cash payment –

– Private placement financing includes leading life sciences investors –

CLEVELAND, November 9, 2026 – Abeona Therapeutics Inc. (Nasdaq: ABEO) today announced the acquisition of APT-1011 (now ABO-801), a product candidate for eosinophilic esophagitis (EoE), from Ellodi Pharmaceuticals, and entered into a securities purchase agreement for a $30 million private placement financing. The acquisition, with no upfront cash consideration and the private placement financing, reflects Abeona’s disciplined approach to capital allocation.

“The acquisition of ABO-801 is an important step in building Abeona into a diversified commercial-stage company with multiple opportunities for value inflection, adding an asset with substantial revenue potential in a rapidly growing disease,” said Vish Seshadri, Ph.D., Chief Executive Officer of Abeona Therapeutics. “ABO-801 brings an established clinical foundation, with learnings from two completed Phase 3 studies that inform the design of the planned Phase 3 study. We believe Abeona is well positioned to advance a differentiated and convenient potential treatment for people living with EoE.”

“We are excited to partner with Abeona as ABO-801 advances into its next stage of development. We have strong conviction in the team and the opportunity and believe ABO-801 has the potential to offer a differentiated profile in EoE, supported by once-daily dosing and low systemic exposure,” said Lucian Iancovici, M.D., Partner, TPG.

ABO-801 Overview

Potential to address an important need in EoE. ABO-801 is a once-daily oral disintegrating tablet formulation of fluticasone propionate being developed for EoE, a chronic inflammatory disease of the esophagus characterized by symptoms including difficulty swallowing and food impaction. Approximately 360,000 patients in the United States have been diagnosed with EoE.

ABO-801 is designed to dissolve rapidly in the mouth and deliver topical corticosteroid therapy directly across the esophagus, with very low systemic exposure. Its once-daily formulation is intended to provide a convenient option for chronic disease management while limiting systemic corticosteroid exposure. ABO-801 has received Orphan Drug designation from the U.S. Food and Drug Administration for the treatment of EoE

Extensive clinical foundation. ABO-801 has been evaluated in a 24-patient Phase 1/2a study, a 106-patient Phase 2b dose-ranging study and two completed Phase 3 studies that enrolled a combined 361 patients, with additional longer-term treatment experience through an Expanded Access Program involving 265 cumulative participants. Across the clinical program, ABO-801 has demonstrated histologic and endoscopic activity, with encouraging evidence of symptomatic activity and a favorable safety profile. Although neither Phase 3 study met its prespecified co-primary patient-reported symptom endpoint, both demonstrated statistically significant improvements in several endoscopic measures and yielded important insights that are informing the design of a planned future Phase 3 study. Abeona anticipates initiating the planned Phase 3 study in the second quarter of 2027 and, subject to the timing of study initiation and enrollment, currently anticipates topline results by the end of 2028.

Transaction Terms and Private Placement Financing

Disciplined asset-purchase structure. Under the terms of the asset purchase agreement, Abeona agreed to issue Ellodi $20 million of Abeona common stock, with no upfront cash consideration. Ellodi is also eligible to receive payments of $30 million upon FDA approval of ABO-801 and up to an additional $30 million upon achievement of specified sales milestones. In addition, Ellodi is eligible to receive tiered royalties on net sales of ABO-801 ranging from low to mid teen percentages.

$30 million PIPE financing. Abeona entered into a securities purchase agreement with a group of investors for a private placement of 6,400,000 shares of common stock at a purchase price of $3.75 per share and pre-funded warrants to purchase up to 1,600,043 shares of common stock at a purchase price of $3.7499 per pre-funded warrant, expected to result in $30 million in gross proceeds before fees and expenses.

The financing included participation from leading life sciences investors, including current shareholder Nantahala Capital, along with Marshall Wace, Monashee Investment Management, Perceptive Advisors, TPG, and a group of leading healthcare-focused funds. The Company intends to use the net proceeds from the private placement for general corporate purposes, including funding the development of the Company’s product candidate pipeline and supporting commercialization efforts for ZEVASKYN.

Morgan Stanley is acting as the sole placement agent for the private placement.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the Securities Act), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Abeona has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement no later than the 15th day after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a commercial-stage biopharmaceutical company building a portfolio of therapies for rare and serious diseases with multiple opportunities for value creation. The Company’s portfolio includes ZEVASKYN® (prademagene zamikeracel), the first and only autologous cell-based gene therapy for the treatment of wounds in adults and pediatric patients with recessive dystrophic epidermolysis bullosa; ABO-801, a Phase 3-ready product candidate for eosinophilic esophagitis; and ABO-701 (PSMA-SIR-T™), an investigational engineered T-cell therapy targeting PSMA. For more information, visit www.abeonatherapeutics.com.

ZEVASKYN®, Abeona Assist®, Abeona Therapeutics®, and their related logos are trademarks of Abeona Therapeutics Inc.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “anticipate,” “intend,” “potential,” and similar words and expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to our ability to consummate the private placement financing or realize the anticipated benefits from the transactions; ABO-801 may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or anticipated in this press release; our ability to maintain existing and obtain additional regulatory approvals of ZEVASKYN® and any future product candidates; our ability to successfully commercialize and market ZEVASKYN® and any future product candidates, if approved, and the timing of any commercialization and marketing efforts; the potential impact of unpredicted changes in the structure and/or administration of the United States government or its agencies; the dilutive effect that raising additional funds by selling additional equity securities may have on the relative equity ownership of our existing investors,; the outcome of any interactions with the FDA or other regulatory agencies relating to any of our products or product candidates; our ability to continue to secure and maintain regulatory designations for our product candidates; our ability to develop manufacturing capabilities compliant with current good manufacturing practices for our product candidates; and macroeconomic uncertainty resulting from changes to U.S. trade policy, including current or future tariffs or other trade restrictions.

Contacts:

Investor and Media

Greg Gin

VP, Investor Relations and Corporate Communications

Abeona Therapeutics

ir@abeonatherapeutics.com

Investor

Lee M. Stern

Meru Advisors

lstern@meruadvisors.com